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EXHIBIT 11 - Computation of Per Share Earnings

(In thousands, except per share data)

                                                              2000                1999                1998
                                                              ----                ----                ----
NUMERATOR:
  Net income before extraordinary item                    $   248,808        $    85,655         $    54,031
    Extraordinary item                                             --            (13,185)                 --
                                                          -----------        -----------         -----------
    Net income                                                248,808             72,470              54,031

  Effect of dilutive securities:
    Eller put/call option agreement                                --             (2,300)             (4,299)
    Convertible debt - 2.625% issued in 1998                    9,811  *           9,811  *            7,358
    Convertible debt - 1.5% issued in 1999                      9,750  *             964  *               --
    LYONs - 1996 issue                                             --               (311)                 --
    LYONs - 1998 issue                                          4,595  *           2,944  *               --
    Less:  Anti-dilutive items                                (24,156)           (13,719)                 --
                                                          -----------        -----------         -----------
                                                                   --             (2,611)              3,059

Numerator for net income per
  common share - diluted                                  $   248,808        $    69,859         $    57,090
                                                          ===========        ===========         ===========

DENOMINATOR:
  Weighted average common shares                              423,969            312,610             236,060

  Effect of dilutive securities:
    Stock options and common stock warrants                    10,872              8,395               4,098
    Eller put/call option agreement                                --                847               1,972
    Convertible debt - 2.625% issued in 1998                    9,282  *           9,282  *            6,993
    Convertible debt - 1.5% issued in 1999                      9,454  *             927  *               --
    LYONs - 1996 issue                                          3,870              2,556                  --
    LYONs - 1998 issue                                          3,085  *           2,034  *               --
    Less:  Anti-dilutive items                                (21,821)           (12,243)                 --
                                                          -----------        -----------         -----------
                                                               14,742             11,798              13,063

Denominator for net income
  per common share - diluted                                  438,711            324,408             249,123
                                                          ===========        ===========         ===========

Net income per common share:
  Basic:
    Net income before extraordinary item                          .59        $       .27         $       .23
    Extraordinary item                                             --               (.04)                 --
                                                          -----------        -----------         -----------
    Net income                                            $       .59        $       .23         $       .23
                                                          ===========        ===========         ===========

  Diluted:
    Net income before extraordinary item                          .57        $       .26         $       .22
    Extraordinary item                                             --               (.04)                 --
                                                          -----------        -----------         -----------
    Net income                                            $       .57        $       .22         $       .22
                                                          ===========        ===========         ===========

* Denotes items that are anti-dilutive to the calculation of earnings per share.